UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 17, 2025
ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E. Layton Avenue,	12th Floor
Denver,	Colorado	80237
(Address of principal executive offices)		(Zip Code)

(720) 258-2130
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 17, 2025, ModivCare Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “2025 Annual Meeting”). At the 2025 Annual Meeting, all proposed measures passed, and the recommended director nominees were elected.
The final voting results for each of the matters and candidates submitted to a vote of stockholders at the 2025 Annual Meeting are as follows:

a.The election of seven directors, each to serve for a one-year term until the 2026 annual meeting of stockholders:

Name of Nominee	Votes For	Against	Abstentions	Broker Non-Votes
Todd J. Carter	10,519,361	120,740	4,329	1,617,087
Alec Cunningham	10,542,529	97,559	4,342	1,617,087
David Mounts Gonzales	10,571,043	69,244	4,143	1,617,087
Leslie V. Norwalk	5,757,177	4,881,910	5,343	1,617,087
Erin L. Russell	10,529,576	109,517	5,337	1,617,087
L. Health Sampson	10,459,206	180,368	4,856	1,617,087
Daniel B. Silvers	10,535,292	103,687	5,451	1,617,087

b.The non-binding advisory vote to approve the Company’s named executive officer compensation:

Votes For:	10,257,557
Votes Against:	378,006
Abstentions:	8,867
Broker Non-Votes:	1,617,087

c.The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year:

Votes For:	12,221,230
Votes Against:	31,165
Abstentions:	9,122
Broker Non-Votes:	Not Applicable

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.
Date: June 18, 2025	By:	/s/ Faisal Khan
	Name:	Faisal Khan
	Title:	Senior Vice President, General Counsel and Secretary